Exhibit 10.3

AMENDMENT NO. 1 TO PROPRIETARY INFORMATION, INVENTIONS ASSIGNMENT AND RESTRICTIVE COVENANT AGREEMENT

THIS AMENDMENT NO. 1 TO PROPRIETARY INFORMATION, INVENTIONS ASSIGNMENT AND RESTRICTIVE COVENANT AGREEMENT (“AMENDED PIIA”) is made and entered into by and between Stephen Rozow (“Shareowner”) and NuVasive, Inc. (the “Company”) (collectively “Parties”), effective December 31, 2018 (the “Effective Date”).

W I T N E S S E T H:

WHEREAS, Shareowner previously entered into that certain Proprietary Information, Inventions Assignment and Restrictive Covenant Agreement dated April 6, 2015 (the “PIIA”); and

WHEREAS, the Parties desire to amend the PIIA on the terms and conditions set forth in this AMENDED PIIA.

NOW, THEREFORE, in consideration for Shareowner receipt of the Severance Pay and other benefits as set forth in Separation Agreement and General Release, and the Company’s engagement of Shareowner as a consultant, including the benefits and obligations contained therein, as well as Shareowner’s continued access to the Company’s Proprietary Information, the Parties agree as follows:

1.Enforcement.  Effective as of the Effective Date, the “Statement Regarding Proprietary Information, Inventions Assignment and Restrictive Covenant Agreement” contained in the PIIA be and hereby is amended so as to delete the following sentence therefrom: “However, any such restrictions regarding post-employment competition will not be enforced against NuVasive Shareowners who live in California.”  The Parties agree and acknowledge that it is the intent of the Parties that the PIIA, as amended by this AMENDED PIIA, be enforceable against Shareowner without regard to the deleted provisions.

2.Defintions.  Effective as as the Effective Date, the following definitions contained in the PIIA be and hereby are amended as follows:

(a)The definition of “Customer” be and hereby is amended to mean: “hospitals (including but not limited to surgery centers, medical centers or other healthcare institutions and their employees), payers (including but not limited to insurance companies and third-party billers), and physicians (or other health care practitioners including but not limited to the employees of any surgeon or other healthcare practitioners) who use, order or approve the use or ordering of Company products or services or who the Company has solicited to use, order, or approve the use or ordering of Company products or services within the past twenty-four (24) month period.”

(b)The definition of “Conflicting Organization” be and hereby is amended to mean:  “any person, group of persons, or organization that is engaged in, or about to be engaged in, research on, consulting regarding, or development, production, marketing or selling of any product, process, invention or service, which resembles, competes with, or replaces a product, process, machine, invention or service upon which I shall have worked or about which I became knowledgeable as a result of my relationship with the Company, and whose use or marketability could be enhanced by the application of Proprietary Information to which I shall have had access during such relationship.”

3.Restrictive Covenants.

(a)Notwithstanding anything contained in the PIIA to the contrary, the Parties agree that the restrictive covenants set forth in Sections VI and VII of the PIAA shall apply to Shareowner.

(b)Effective as of the Effective Date, the Non-Solicitation provision contained in Section VI of the PIIA, be and hereby is amended and extended as follows:  that during the term of Shareowner’s engagement with the Company as an employee or consultant and for twenty-four (24) months immediately following the termination of that engagement with the Company (regardless of the reason for the termination) Shareowner will not for any purpose other than for the benefit of the Company: (i) directly or indirectly solicit or cause to be solicited, entice, persuade, induce, call upon or provide services to any Customer, accounts or clients that I worked with, had responsibility or oversight for, provided services related to, had material contact with, or learned material information about during my employment (or other association) with the Company; and/or (ii) directly or indirectly solicit or cause to be solicited, or participate in or promote the solicitation of, any person to terminate that person’s employment or contractual relationship with the Company or to breach that person’s employment agreement or other contractual relationship with the Company, or to perform any services for or become employed by any business engaged in any line or type of business conducted by the Company or any of its subsidiaries or affiliates during the period in which Shareowner was employed by the Company.  Notwithstanding, the parties agree that Shareowner, may solicit Customers provided that such solicitation is not on behalf of a Conflicting Organization or related to spine or limb lengthening products, treatment or care.

(c)Effective as of the Effective Date, the Non-Competition provision contained in Section VII of the PIIA, be and hereby is amended and extended as follows:  that during the course of Shareowner’s engagement with the Company as an employee or consultant and for a period of twenty-four (24) months following the termination of that engagement with the Company (regardless of the reason for the termination), Shareowner will not: (i) directly or indirectly, own, operate, control or participate in the ownership, operation or control, build, design, finance, acquire, lease, operate, manage, invest in, or otherwise affiliate myself with a Conflicting Organization (as defined below); and/or (ii) serve as a partner, employee, consultant, officer, director, manager, agent, associate, investor, or otherwise for a Conflicting Organization. Provided, however, this restriction shall not prevent me from purchasing or owning directly or beneficially as a passive investment, less than five percent (5%) of any class of the publicly traded securities of any corporation, or performing services on behalf of or being employed by a company outside of the spine industry/marketplace or outside of the limb lengthening orthopedic industry/marketplace, provided that such services do not utilize the Company’s Proprietary Information.

4.At-Will Employment.  Effective as as the Effective Date, Section X of the PIIA (“At-Will Engagement”) shall be deleted and shall have no further force or effect.

5.Governing Law and Forum.  Notwithstanding anything contained in the PIIA to the contrary, the Parties agree that the PIIA, as amended by this AMENDED PIIA, will be governed by and construed in accordance with the substantive laws of the State of Delaware without regard to conflict of laws, and all disputes arising under or relating to the PIIA and this AMENDED PIIA shall be brought and resolved solely and exclusively in the State of Delaware. Shareowner irrevocably waives his right to have any disputes with the Company arising out of or related to the PIIA and this AMENDED PIIA decided in any jurisdiction or venue other than a state court in the State of Delaware.  Shareowner also irrevocably consents to the personal jurisdiction of the state courts in the State of Delaware for the purposes of any action arising out of or related to the PIIA and this AMENDED PIIA.

6.Representation by Counsel.  Shareowner acknowledges and agrees that Shareowner has read in its entirety the PIIA, as amended by this AMENDED PIIA , and has been represented by independent legal counsel in negotiating the terms thereof, including, but not limited to the Delaware choice of law and Delaware choice of forum provisions, and the restrictive covenants.

7.	Miscellaneous.

(a)Entire Agreement.  Except as expressly set forth herein, this AMENDED PIIA sets forth the entire agreement and understanding of the parties relating to the subject matter herein.  No modification of or amendment to this AMENDED PIIA shall be effective unless in writing signed by the Parties who hereto.  Except as specifically modified by this AMENDED PIIA, the PIIA shall remain in full force and effect in accordance with its original terms.

(b)Counterparts; Electronic Signatures. This AMENDED PIIA may be executed (including via electronic signature) in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF

SHAREOWNER: /s/ Stephen Rozow

Name: Stephen Rozow

Date: December 31 , 2018

COMPANY: /s/ Nathaniel Sisitsky

By:  Nathaniel Sisitsky, General Counsel

Date: December 31, 2018